UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 9, 2007

Arena Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	000-31161	23-2908305
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

6166 Nancy Ridge Drive, San Diego, California 92121

(Address of principal executive offices)   (Zip Code)

858.453.7200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this report, “Arena Pharmaceuticals,” “Arena,” “we,” “us” and “our” refer to Arena Pharmaceuticals, Inc. and/or our wholly owned subsidiary, BRL Screening, Inc., unless the context otherwise provides.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 9, 2007, our Board of Directors approved an amendment to our 2006 Long-Term Incentive Plan to require a minimum three-year vesting period for restricted stock awards and restricted stock unit awards that vest solely on the basis of time, and a minimum one-year vesting period for awards that vest based on performance. Vesting may occur pro rata over the minimum time periods. The minimum time periods do not apply (i) in the event of death, disability, retirement or a change in control, (ii) to grants to directors or (iii) to grants to newly hired employees of substituted awards that replace forfeited awards from a prior employer. Any other exceptions to the above restrictions are limited to less than 10% of the shares authorized for issuance under the 2006 Long-Term Incentive Plan.

The above description is qualified in its entirety by reference to the 2006 Long-Term Incentive Plan, as Amended, which is attached hereto as an exhibit and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits.

10.1 Arena 2006 Long-Term Incentive Plan, as Amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 12, 2007	Arena Pharmaceuticals, Inc.

	By:	/s/ Steven W. Spector
Steven W. Spector
SVP, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Arena 2006 Long-Term Incentive Plan, as Amended.